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                                                                 EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated February 2, 2000 (except with respect to the matter discussed in Note 11, as to which the date is March 15, 2000), included in this Form 10-K, into the Company's previously filed Registration Statement on Form S-8 File No. 333-30642.

                              /s/ Arthur Andersen LLP

Boston, Massachusetts
March 28, 2000